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                                                                   EXHIBIT 10(r)
                                                                   -------------
                       HUNTINGTON BANCSHARES INCORPORATED
                     2001 STOCK AND LONG-TERM INCENTIVE PLAN


               ARTICLE 1. ESTABLISHMENT, EFFECTIVE DATE, AND TERM

1.1 ESTABLISHMENT OF THE PLAN. Huntington Bancshares Incorporated, a Maryland corporation (hereinafter referred to as the "Corporation"), has established a long-term incentive compensation plan to be known as the "Huntington Bancshares Incorporated 2001 Stock and Long-Term Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Reload Options, Restricted Stock and Long-Term Performance Awards.

The Plan shall become effective as of February 21, 2001 (the "Effective Date"), subject to approval by the Corporation's stockholders at the April 19, 2001 Annual Meeting. The Plan shall remain in effect as provided in Article 1.3 hereof.

1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to help optimize the profitability and growth of the Corporation through incentives which are consistent with the Corporation's objectives and which link the interests of Participants to those of the Corporation's stockholders; to induce Participants to strive for the highest level of performance; and to promote teamwork among Participants.

The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Corporation's success and the creation of shareholder value and to allow Participants to share in the success of the Corporation.

1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Article 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors ("Board"), or a Committee delegated by the Board, to amend or terminate the Plan at any time pursuant to Article 14 hereof. However, in no event may an Award be granted under the Plan on or after February 21, 2011.


                             ARTICLE 2. DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1 "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Reload Options, Restricted Stock, or a Long-Term Performance Award.

2.2 "AWARD AGREEMENT" means an agreement entered into by the Corporation and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan.


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2.3 "BENEFICIAL OWNER" shall have the meaning ascribed to such term in Rule
13d-3 of the General Rules and Regulations under the Exchange Act.

2.4 "BOARD" OR "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

2.5 "CHANGE IN CONTROL" means any of the following occurs:

         (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect as of the date of this Agreement), other than the Corporation or any "person" who as of the Effective Date is a director or officer of the Corporation or whose shares of Common Stock of the Corporation are treated as "beneficially owned" (as such term is used in Rule 13d-3 of the Exchange Act as in effect as of the Effective Date) by any such director or officer, becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities;

         (b) Individuals who, as of the Effective Date, constitute the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

         (c) A merger or consolidation of the Corporation, other than a merger or consolidation in which the voting securities of the Corporation immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 51% or more of the combined voting power of the Corporation or surviving entity immediately after the merger or consolidation with another entity;

         (d) A sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Corporation which shall include, without limitation, the sale of assets or earning power aggregating more than 50% of the assets or earning power of the Corporation on a consolidated basis;

         (e) A liquidation or dissolution of the Corporation;

         (f) A reorganization, reverse stock split, or recapitalization of the Corporation which would result in any of the foregoing; or

         (g) A transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

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2.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

2.7 "COMMITTEE" means the Compensation and Stock Option Committee of the Board, as specified in Article 3 herein, or such other committee appointed by the Board to administer the Plan with respect to grants of Awards.

2.8 "CORPORATION" means Huntington Bancshares Incorporated, a Maryland corporation, together with any and all Subsidiaries, and any successor thereto as provided in Article 18 herein.

2.9 "COVERED EMPLOYEE" means a Participant whom the Committee designates, for each Performance Cycle, in order to meet the Performance-Based Exception.

2.10 "DIRECTOR" means any individual who is a member of the Board of Directors of the Corporation.

2.11 "EFFECTIVE DATE" shall have the meaning ascribed to such term in Article
1.1 hereof.

2.12 "EMPLOYEE" means any employee of the Corporation. Directors who are not employed by the Corporation shall not be considered Employees under this Plan.

2.13 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.14 "EXTRAORDINARY EVENTS" shall mean (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) capital gains and losses, and (vi) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operation appearing or incorporated by reference in the Corporation's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the applicable year.

2.15 "FAIR MARKET VALUE" shall be, on any given date, the mean between the highest and lowest selling prices at which the Shares were sold on the NASDAQ National Market or such other established securities market on which the Shares are traded or, if there were no reported sales of Shares on such date, then the business day immediately preceding such date. In any other situation not covered by the foregoing, "fair market value" shall be determined in good faith by the Committee, using principles consistent with the intent and purpose of Code
Section 422 and the regulations issued pursuant thereto.

2.16 "INCENTIVE STOCK OPTION" OR "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

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2.17 "IMMEDIATE FAMILY" means, with respect to a particular Participant, such
Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

2.18 "INSIDER" shall mean any person subject to the reporting requirements of
Section 16 of the Exchange Act.

2.19 "LONG-TERM PERFORMANCE AWARD" means an Award granted to a Participant pursuant to Article 8 herein.

2.20 "NONEMPLOYEE DIRECTOR" means an individual who is a member of the Board of Directors of the Corporation but who is not an Employee of the Corporation.

2.21 "NONQUALIFIED STOCK OPTION" OR "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.22 "OPTION" means an Incentive Stock Option, a Nonqualified Stock Option, or a Reload Option granted to a Participant pursuant to Article 6 herein.

2.23 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.24 "PARTICIPANT" means an Employee or Nonemployee Director who has an outstanding Award granted under the Plan. Except for an Option Award and Restricted Stock Award, the term "Participant" shall not include a Nonemployee Director.

2.25 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.26 "PERFORMANCE CYCLE" shall mean the two, three, or four calendar year period designated by the Committee during which the performance objectives or goals must be met.

2.27 "PERMISSIBLE TRANSFEREE" means any member of the Immediate Family of the Participant, any trust solely for the benefit of members of the Participant's Immediate Family, or any partnership whose only partners are members of the Participant's Immediate Family.

2.28 "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

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2.29 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as described in Section 13(d) thereof.

2.30 "QUALIFYING PERFORMANCE CRITERIA" shall mean any one or more of the following performance criteria (either individually, alternatively, or in any combination, applied to either the Corporation as a whole or to a business unit or subsidiary, individually, alternatively, or in any combination and measured over a period of years, on an absolute basis, or relative to a pre-established target, to previous years' results, or to a designated comparison group, in each case as specified by the Committee): (a) net income, (b) earnings per share, (c) return on equity or return on average equity ("ROAE"), (d) return on assets or return on average assets, (e) operating expenses, (f) operating expenses as a percentage of total or net revenues (known as the "efficiency ratio"), (g) total shareholder return, (h) earnings growth, and (i) any other objective criteria established by the Committee and approved by the shareholders of the Corporation prior to the payment of any Award based on the criteria established in this subsection (i). In all cases, such amounts will be on either a reported basis or adjusted to exclude the impact of intangible assets and related amortization expense (referred to as "cash basis" or "tangible" results) whichever will produce the higher Award.

2.31 "RELOAD OPTION" means an Award granted to a Participant pursuant to Article
6.11 herein.

2.32 "RESTRICTED STOCK" means an Award granted to a Participant pursuant to
Article 7 herein.

2.33 "RETIREMENT" shall mean, in the case of an Employee, the retirement from the employ of the Corporation under one or more of the retirement plans of the Corporation, or as otherwise specified by the Committee and, in the case of a Nonemployee Director, shall mean the retirement from the Board at any time after the Nonemployee Director attains age 70 and has served at least 5 years as a Director.

2.34 "SHARES" means the shares of common stock of the Corporation.

2.35 "SUBSIDIARY OR "SUBSIDIARIES" means any corporation or other entity whose financial statements are consolidated with the Corporation.


                            ARTICLE 3. ADMINISTRATION

3.1 THE COMMITTEE. The Plan shall be administered by the Committee, which Committee shall satisfy the "outside director" rules of Code Section 162(m). The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Charter or Bylaws of the Corporation, and subject to the provisions herein, the Committee shall have full

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power to select the Participants who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Participants; establish, amend, or waive rules and regulations for the Plan's administration as they apply to Participants; and (subject to the provisions of Article 14 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Corporation, its stockholders, Employees, Participants, and their estates and beneficiaries.


            ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in
Article 4.3 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be twelve million, four-hundred thousand (12,400,000) Shares.

The following rules shall apply to grants of Awards under the Plan:

         (a) The maximum aggregate number of Shares which may be subject to option by one or more option Awards to a single Participant pursuant to Article 6 shall be four million (4,000,000) Shares over any five (5) year period.

         (b) The maximum aggregate cash payout that may be paid out in any specified Performance Cycle pursuant to any Long-Term Performance Award to any single Participant pursuant to Article 8 shall be four million dollars ($4,000,000).

         (c) The maximum aggregate cash equivalent value of Shares that may be granted, paid out, or that may vest, as applicable, pursuant to any Long-Term Performance Award in any specified Performance Cycle to any single Participant pursuant to Article 8 shall be four million dollars ($4,000,000) in cash equivalent Shares.

         (d) Notwithstanding any provision in this Plan to the contrary, the maximum number of Shares of Restricted Stock that may be awarded to any single Participant for any calendar year shall be four million dollars ($4,000,000) in cash equivalent Shares.

         (e) The maximum aggregate (1) Shares of Restricted Stock awarded pursuant to Article 7 and (2) Long-Term Performance Award Shares awarded pursuant to Article 8 shall not exceed

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20% of the 12,400,000 Shares authorized for issuance pursuant to this Article
4.1, subject to adjustment under Article 4.3, over the term of the Plan.

4.2 LAPSED AWARDS. If any Award granted under this Plan terminates, expires, or lapses for any reason, any Shares subject to such Award shall again be available for a grant of an Award under the Plan.

4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in the number of outstanding Shares through the declaration and payment of a stock dividend or stock split, spin off, merger, or other reorganization, or through any recapitalization resulting in the combination or exchange of Shares in which the Corporation does not receive any consideration, a corresponding adjustment shall be made in the number of Shares which may be delivered under Article 4.1, in the number and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1(a), 4.1(b) and 4.1(c); provided, however, that the number of Shares subject to any Award shall always be a whole number (by rounding down); provided, further, that the Committee shall, in its sole discretion, make any further adjustments as are necessary to prevent dilution or enlargement of rights.


                    ARTICLE 5. ELIGIBILITY AND PARTICIPATION

5.1 ELIGIBILITY. Persons eligible to participate in this Plan include any Employee and Nonemployee Director of the Corporation, including any Employee who is a member of the Board.

5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Nonemployee Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award. As permitted by law, the Committee may delegate such authority.


                            ARTICLE 6. STOCK OPTIONS

6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

No option shall be granted to any Employee or Nonemployee Director if, upon the granting of such option, the number of Shares then subject to all Options to purchase held by the Employee or Nonemployee Director, as the case may be, plus the shares then owned by such Employee or Nonemployee Director, would constitute more than 10% of the total combined voting power of all classes of stock of the Corporation. For the purpose of the preceding sentence, an Employee or a Nonemployee Director shall be deemed to own all shares which are attributable to him or her under Section 424(d) of the Code, including, without limiting the generality of the foregoing, shares owned by his or her brothers, sisters, spouse, ancestors, and lineal descendants.


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The Committee may not grant ISOs under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the date of grant) of Shares with respect to which ISOs (under this and any other Plan of the Corporation) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. Any excess shall be deemed a NQSO. No ISO shall be granted to a Nonemployee Director.

If Shares acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two years from the date of grant of such Incentive Stock Option or one year from the transfer of Shares to such Participant pursuant to the exercise of such Incentive Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Corporation in writing of the date and terms of such disposition and shall cooperate with the Corporation with respect to any tax withholding required or resulting from such disqualifying dispositions. A disqualifying disposition by a Participant shall not affect the status of any other Incentive Stock Option granted under the Plan as an Incentive Stock Option.

6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the date of grant, time-based vesting restrictions, if any, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be determined by the Committee but shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4 DURATION OF OPTIONS. Each Option granted to an Employee or Nonemployee Director shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable on or later than the tenth (10th) anniversary date of its grant.

6.5 EXERCISE OF OPTIONS. Except as otherwise provided in this Plan, Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine, which need not be the same for each grant or for each Participant.

6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of irrevocable instructions, to the Corporation, setting forth the number of Shares with respect to which the Option is to be exercised. The Option Price upon exercise of any Option shall be payable to the Corporation in full either: (a) in cash or its equivalent; (b) by tendering previously acquired Shares, including by attestation, having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender); (c) by a combination of (a) and (b); (d) as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or (e) by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

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6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. In addition to the foregoing, the
Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 EXERCISE UPON TERMINATION OF EMPLOYMENT. Except as otherwise provided in this Plan or as otherwise provided in the Award Agreement or by the Committee, in the event that the employment of a Participant is terminated for any reason other than death or Retirement, the rights under each then-outstanding Option granted pursuant to the Plan shall terminate upon the termination of employment. In the event that the employment of a Participant is terminated by reason of death, all such Participant's Options shall become exercisable in full, and the executor or administrator of such Participant's estate or a person or persons who have acquired the Option directly from such Participant by bequest or inheritance shall have until the expiration date of such Option or 13 months after such date of termination of employment, whichever first occurs, to exercise any Options. In the event that the employment of a Participant is terminated by reason of Retirement, all such Participant's Options shall become exercisable in full, and such Participant may exercise such Option until the expiration date of such Option. Notwithstanding any provision to the contrary, in the event of the Retirement of a Participant, each then-outstanding ISO not exercised within 3 months of termination of employment shall automatically convert to an NQSO. In addition to the foregoing, the Committee may include such provisions in the Award Agreement entered into with each Participant as it deems advisable (which may be more restrictive than described above), which provisions need not be uniform among all Options issued pursuant to this Article 6, and which may reflect distinctions based on the reasons for termination of employment.

6.9 EXERCISE UPON TERMINATION OF DIRECTORSHIP. Except as otherwise provided in this Plan, if a Participant's status as a Nonemployee Director ceases for any reason other than Retirement, any NQSO granted to such Nonemployee Director under the Plan shall terminate thirteen (13) months after the termination of such Participant as a Nonemployee Director; provided, however, that no Option shall be exercisable after its expiration date. If a Nonemployee Director ceases service as a Director by reason of Retirement, then all such Nonemployee Director's Options shall become exercisable in full, and such Participant may exercise such Options until their expiration date.

6.10 NONTRANSFERABILITY OF OPTIONS.

         (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

         (b) NONQUALIFIED STOCK OPTIONS. No NQSO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant,

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other than by will or by the laws of descent and distribution, except that any
NQSO (i) may be transferred by a Participant without consideration to Permissible Transferees, but such transferees may not transfer such NQSO's to third parties except by will or the laws of descent and distribution and then only to a Permissible Transferee, and (ii) shall be subject to all other conditions and restrictions applicable to Options granted under the Plan prior to such transfer. Any transfer to a Permissible Transferee shall consist of Options covering a minimum of five thousand (5000) Option Shares.

6.11 RELOAD OPTIONS. At the discretion of the Committee, Options granted under the Plan may include a "reload" feature pursuant to which an optionee exercising an Option by the delivery of a number of shares of Stock in accordance with
Article 6.6 hereof, would be granted an additional Option (with an exercise price equal to the Fair Market Value of the Shares on the date the additional Option is granted and with an expiration date equivalent to the expiration date of the original Option) to purchase that number of Shares equal to the number of already-owned Shares delivered to exercise the original Option. No Reload Options may be granted to a Participant with respect to Shares delivered to satisfy tax withholding obligations as described in Article 15.2.


                           ARTICLE 7. RESTRICTED STOCK

7.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

7.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

7.3 OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Corporation-wide, business unit, and/or individual), Qualifying Performance Criteria, a Performance Cycle, time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable Federal or state securities laws.

The Corporation shall retain the certificates representing Shares of Restricted Stock in the Corporation's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

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7.4 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may, at the discretion of the Committee, exercise full voting rights with respect to those Shares.

7.5 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may, at the discretion of the Committee, be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Committee establishes.

The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception. Shares of Restricted Stock shall be subject to adjustment as provided in Article 4.3.


                     ARTICLE 8. LONG-TERM PERFORMANCE AWARDS

8.1 GRANT OF LONG-TERM PERFORMANCE AWARDS. Subject to the terms of the Plan, Awards of Shares and cash may be granted to Employees in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2 TERMS OF LONG-TERM PERFORMANCE AWARDS. The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number of Shares and/or value of Long-Term Performance Awards that will be paid out to the Employee. The Committee shall establish the Performance Cycle for each Long-Term Performance Award and shall impose such other conditions and/or restrictions on any Long-Term Performance Awards granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance objectives (Corporation-wide, business unit, and/or individual), Qualifying Performance Criteria, time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable Federal or state securities laws.

8.3 EARNING OF LONG-TERM PERFORMANCE AWARDS. Subject to the terms of this Plan and Article 8.5, after the applicable Performance Cycle has ended, the Employee shall be entitled to receive a payout on the number of Shares and/or cash earned by the Employee over the applicable Performance Cycle. Notwithstanding the attainment of specific performance goals, the Committee has the discretion to reduce or eliminate an Award that would otherwise be payable based on its evaluation of Extraordinary Events and other factors.

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8.4 FORM AND TIMING OF PAYMENT OF LONG-TERM PERFORMANCE AWARDS. Payment of
earned Long-Term Performance Awards shall be made as soon as practical following the close of the applicable Performance Cycle in a manner designated by the Committee, in its sole discretion. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Long-Term Performance Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Long-Term Performance Awards at the close of the applicable Performance Cycle. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

8.5 REQUIREMENT OF EMPLOYMENT. Except as otherwise provided in this Plan and as specified in Article 13, an Employee must remain in the employment of the Corporation until the payment of a Long-Term Performance Award in order to be entitled to payment; provided, however, that the Committee may, in its sole discretion, provide for a partial or full payment in the event the Employee is not so employed.

8.6 NONTRANSFERABILITY. A Long-Term Performance Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.


               ARTICLE 9. SECTION 162(M) DEDUCTION QUALIFICATIONS

9.1 AWARDS FOR COVERED EMPLOYEES. Except as otherwise provided herein, all Awards to Covered Employees shall be made in a manner that allows for the full deductibility of the Award by the Corporation under Section 162(m) of the Code. All Awards for designated Covered Employees shall comply with the provisions of this Article 9.

9.2 DESIGNATION OF COVERED EMPLOYEES. For each Performance Cycle, the Committee will designate which Participants are Covered Employees within 90 days of the beginning of the Performance Cycle (or such earlier or later date as is permitted or required by Code Section 162(m)).

9.3 ESTABLISHMENT OF QUALIFYING PERFORMANCE CRITERIA AND AWARDS FOR COVERED EMPLOYEES. Within 90 days of the beginning of a Performance Cycle (or such earlier or later date as is permitted or required by Code Section 162(m)), the Committee shall, in its sole discretion, for each such Performance Cycle, determine and establish in writing one or more Qualifying Performance Criteria applicable to the Performance Cycle for each Covered Employee. The Committee may establish any number of Performance Cycles, Qualifying Performance Criteria and Awards for any Covered Employee running concurrently, in whole or in part, provided, that in so doing the Committee does not jeopardize the Corporation's deduction for such Awards under Section 162(m) of the Code. The Committee may select different Qualifying Performance Criteria and Awards for different Covered Employees.

9.4 CERTIFICATION OF ACHIEVEMENT OF QUALIFYING PERFORMANCE CRITERIA AND AMOUNT OF AWARDS. After the end of each Performance Cycle, or

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

such earlier date if the Qualifying Performance Criteria are achieved (and such date otherwise complies with Code Section 162(m)), the Committee shall certify in writing, prior to the payment of any Award to a Covered Employee, that the performance goal based on the Qualifying Performance Criteria for the Performance Cycle and all other material terms of the Plan were satisfied. Extraordinary Events shall either be excluded or included in determining the extent to which the corresponding performance goal has been achieved, whichever will produce the higher Award. The Committee has the discretion to reduce or eliminate an Award that would otherwise be paid to any Participant, including any Covered Employee, based on the Committee's evaluation of Extraordinary Events or other factors. With respect to Covered Employees, the Committee may not, under any circumstances, increase an Award.

9.5 TAX AND SECURITY LAWS. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have the sole discretion to make such changes without obtaining shareholder-approval.

9.6 COMPLIANCE WITH CODE SECTION 162(m). At all times when Code Section 162(m) is applicable, all Awards granted to a Covered Employee under this Plan shall comply with the Performance-Based Exception requirements of Code Section 162(m); unless the Committee determines that such compliance is not desired with respect to any specified Award or Awards. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this
Article 9, make any adjustments it deems appropriate.


                       ARTICLE 10. BENEFICIARY DESIGNATION

If permitted by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Corporation, and will be effective only when filed by the Participant in writing with the Corporation during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                              ARTICLE 11. DEFERRALS

The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the (1) exercise of an Option, (2) the lapse or waiver of restrictions with respect to Restricted Stock, or (3) the satisfaction of any requirements or objectives with respect to Long-Term Performance Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment of deferrals including the crediting of interest or dividend equivalents.

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

                         ARTICLE 12. RIGHTS OF EMPLOYEES

12.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant's employment at any time, with or without cause, nor confer upon any Participant any right to continue in the employ of the Corporation.

12.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.


                          ARTICLE 13. CHANGE IN CONTROL

13.1 TREATMENT OF AWARDS. Notwithstanding any provision in this Plan to the contrary, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a) Any and all Options granted hereunder shall become immediately exercisable in full, and all such Options shall remain exercisable throughout their entire term notwithstanding the death, Retirement or termination of employment or directorship of the Participant;

(b) Any restriction periods and restrictions imposed on Shares of Restricted Stock shall lapse; and

(c) All Long-Term Performance Awards shall be measured as of the effective date of the Change in Control, and shall be paid out to Participants within thirty
(30) days following the effective date of the Change in Control, in a pro rata amount based upon (i) the actual results measured as of the effective date of the Change in Control, and (ii) the length of time within the Performance Cycle which has elapsed prior to the Change in Control.

13.2 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 13 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.


              ARTICLE 14. AMENDMENT, MODIFICATION, AND TERMINATION

14.1 AMENDMENT, MODIFICATION, AND TERMINATION. Subject to Article 13.2 herein, the Board or Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part.

Notwithstanding the above, the Committee shall not have the authority to, without shareholder approval, (1) change the limits set forth in Article 4.1,
(2) change the minimum exercise price of

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

an Option, (3) change eligible Participants to receive Awards, or (4) reprice or alter the exercise price of Options.


                             ARTICLE 15. WITHHOLDING

15.1 TAX WITHHOLDING. The Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

15.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the Federal, state, and local tax withholding requirement, in whole or in part, by (i) having the Corporation withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory tax withholding rate which could be withheld on the transaction or (ii) the delivery of Shares that have been held for a minimum of six months to the Corporation (including attestation) having a Fair Market Value equal to the amount of the tax withholding obligations related to the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. Delivery or withholding of fractional Shares shall not be permitted.


                             ARTICLE 16. FORFEITURE

Except on or after a Change in Control, and notwithstanding any other provisions in the Plan or in any Award Agreement to the contrary, in the event of a serious breach of conduct by a Participant or former Participant (including, without limitation, any conduct prejudicial to or in conflict with the Corporation), or any activity of a Participant or former Participant in which the Participant or former Participant solicits or takes away customers or potential customers with whom the Participant or former Participant had contact with or responsibility for during the Participant's or former Participant's employment with the Corporation, the Committee may (a) terminate any outstanding Award granted to the Participant, in whole or in part, whether or not vested, and/or (b) if such conduct or activity occurs within one year following the exercise or payment of an Award, require the Participant or former Participant to repay the Corporation any gain realized or payment received upon the exercise or payment of such Award (with such gain or repayment valued as of the date of exercise or payment). Such termination or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Shares or cash or a combination thereof (based upon the Fair Market Value of the Shares on the day prior to the repayment) and the Committee may provide for an offset of any future payments owed by the Corporation to such person if necessary to satisfy the repayment obligation. The determination of whether any Participant or former Participant has engaged in a serious breach of conduct or any prohibited solicitation shall be determined by the Committee in good faith and in its sole discretion.

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

                           ARTICLE 17. INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Charter or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.


                             ARTICLE 18. SUCCESSORS

All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Corporation, or a merger, consolidation, or otherwise.


                            ARTICLE 19. UNFUNDED PLAN

         The Plan shall be unfunded and the Corporation shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Awards under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. Except as provided herein, no such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.


                         ARTICLE 20. LEGAL CONSTRUCTION

20.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

20.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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

20.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.4 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Ohio.




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